                                                                 Exhibit 2(d)(i)

Any questions regarding this form or Offer may be directed to The Altman Group, Inc., the Information Agent, at (800) 780-7438

                        NON-TRANSFERABLE RIGHTS OFFERING

                        MANAGED HIGH YIELD PLUS FUND INC.

                          NOTICE OF GUARANTEED DELIVERY
       TO BE DELIVERED PRIOR TO 5:00 P.M., EASTERN TIME, FEBRUARY 28, 2005

As set forth in the Prospectus under "Payment for Shares," this form or one substantially equivalent hereto may be used by a New York Stock Exchange member firm or bank or trust company as a means of exercising Rights and effecting subscription and payment for all shares of the Fund's shares of common stock ("Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first-class mail to the Subscription Agent prior to 5:00 p.m., Eastern time, on February 28, 2005 (the "Expiration Date"). If sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.

                 THE SUBSCRIPTION AGENT IS: COLBENT CORPORATION

  BY FIRST CLASS MAIL:            BY HAND:             BY OVERNIGHT COURIER:

  Colbent Corporation       Colbent Corporation        Colbent Corporation
    P.O. Box 859208         161 Bay State Drive        161 Bay State Drive
Braintree, MA 02185-9208    Braintree, MA 02184        Braintree, MA 02184

     BY FACSIMILE:                                    CONFIRM BY TELEPHONE TO:
    (781) 380-3388                                   (781) 843-1833, Ext. 200
                                                       No Inquiries Please)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This notice specifies the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege and guarantees (a) payment in full for all subscribed Shares (which full payment then must be delivered no later than the close of business on March 3, 2005 (the third business day after the Expiration Date)) and (b) a properly completed and signed copy of the Exercise Form (which Form then must be delivered no later than the close of business on March 3, 2005 (the third business day after the Expiration Date)). Failure to do so will result in a forfeiture of the Rights. In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due. Payment for such additional amounts, if any must be made by March 10, 2005. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent, of (a) payment of the full Subscription Price for Shares subscribed for under the Primary Subscription and any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Exercise Form, by the close of business on March 3, 2005 and (b) a properly completed and executed Exercise Form by the close of business on March 3, 2005.

FOR COMPLETION BY:       COLBENT CORPORATION
MUST BE RECEIVED BY:     5:00 P.M., FEBRUARY 28, 2005 (NEW YORK TIME)

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                                           BROKER ASSIGNED CONTROL #____________

                          MANAGED HIGH YIELD PLUS FUND

1. Primary            Number of Rights to   Number of Primary      Payment to be made
   Subscription       be exercised          Subscription shares    in connection with
                                            requested for which    Primary Subscription
                                            you are guaranteeing   shares
                                            delivery of Rights
                                            and payment

                      ____________ Rights   ____________ Shares    $_____________

2. Over-Subscription                        Number of              Payment to be made
   Privilege                                Over-Subscription      in connection with
                                            Privilege shares       Over-Subscription
                                            requested for which    Privilege shares
                                            you are guaranteeing
                                            payment

                                            ____________ Shares    $_____________

3. Totals             Total number of       Total number of
                      Rights to be          Shares to be
                      delivered             delivered              TOTAL PAYMENT

                      ____________ Rights   ____________ Shares    $_____________

Method of delivery (circle one)

A. Through DTC

B. Direct to Colbent Corporation, as Subscription Agent. Please reference below the registration of the Rights to be delivered:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are submitting a guarantee for Over-Subscription Privilege shares and are a DTC participant, you must also execute and forward to Colbent Corporation a DTC Participant Over-Subscription Privilege Exercise Form.


------------------------------                    ------------------------------
        Name of Firm                                   Authorized Signature


------------------------------                    ------------------------------
    DTC Participant Number                                     Title


------------------------------                    ------------------------------
          Address                                   Name (Please Type or Print)


------------------------------                    ------------------------------
City       State      Zip Code                              Phone Number


------------------------------                    ------------------------------
       Contact Name                                            Date